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                                                                   EXHIBIT 10.15

                             THIRD AMENDMENT TO THE
                             HEALTH CARE REIT, INC.
                            1995 STOCK INCENTIVE PLAN

                  Health Care REIT, Inc., a Delaware corporation (THE "COMPANY"), hereby amends the Health Care REIT, Inc. 1995 Stock Incentive Plan (THE "PLAN") in the manner set forth in the terms of this Third Amendment (THE "AMENDMENT"). Capitalized terms used in this Amendment and not otherwise defined shall have the definitions set forth in the Plan.

                  1. Purpose of the Amendment. The purpose of this Amendment is (i) to eliminate the authority of the Company's Compensation Committee to reprice, directly or indirectly, future and existing outstanding stock options granted under the Plan and (ii) to expressly permit participating employees to satisfy their tax withholding obligations under the Plan by delivering shares of the Company's common stock to the Company in kind.

                  2. Authority for the Amendment. Paragraph 12.1 of the Plan provides that, to the extent permitted by law, the Board of Directors of the Company may at any time, and from time to time, amend the Plan in such respects as it shall deem advisable.

                  3.       Amendment to Section 3.1. Paragraph (b) of Section
3.1 of the Plan shall be amended and restated in its entirety, to read as follows:

                  (b) The Committee shall have the authority, in its sole discretion, from time to time: (i) to grant Options, SARs, Dividend Equivalent Rights, shares of Restricted Stock or Performance Shares to officers and key employees, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; (iii) to determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options or SARs, or the vesting of Restricted Stock, as it may deem appropriate; (iv) to modify, cancel, or replace any prior Options or other awards and to amend the relevant Option Agreements or Restricted Stock Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, or extend exercise periods as it may deem necessary (provided that, the Committee shall not have the authority, unless shareholder approval is obtained, to reprice Options currently outstanding and Options that may be outstanding in the future, either directly, by lowering the Option Price for a previously granted Option award, or indirectly, by canceling outstanding Options and subsequently replacing or regranting such Options with a lower Option Price); and
         (v) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

                  4.       Amendment to Section 11.3. Paragraph (c) of Section
11.3 of the Plan shall be amended and restated in its entirety, to read as follows:

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                  (c)      Amounts to which the Corporation is entitled pursuant
         to Section 11.3(a) or (b), may be paid to the Corporation, at the election of the Participant and with the approval of the Committee, through one or any combination of the following methods: (i) payment in cash, (ii) withholding from the Participant's salary or other compensation payable by the Corporation, including cash payments made under this Plan, (iii) withholding from the shares of Common Stock otherwise issuable to the Participant upon exercise of an Option or SAR, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") not greater than the minimum amount of tax the Corporation is required to withhold, or (iv) the Participant's delivery to the Corporation of shares of Common Stock already held by the Participant (including newly vested shares of Restricted Stock issued to the Participant under this Plan) that have a Fair Market Value on the Tax Date not greater than the minimum amount of tax the Corporation is required to withhold, or (v) in any other form mutually satisfactory to the Committee and the Participant, provided that such method of satisfying the Participant's obligation does not violate any federal or state law. A Participant's election to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Corporation prior to the Tax Date with respect to the exercise of an Option or SAR.

                  5. Stockholder Approval Not Required. Stockholder approval is not required and the effectiveness of the Amendment is not conditioned upon approval by the Company's stockholders since approval of this Amendment is not currently required under the New York Stock Exchange Listing Rules, the Amendment will not increase the aggregate number of shares of Common Stock that may be issued under this Plan, it does not extend the term of this Plan, nor does it extend the period during which an Option may be exercised.

                  6. Ratification of the Plan. In all other respects, the Plan, as amended to date, is hereby ratified, approved and confirmed.

                  IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, hereby executes this Third Amendment to the Plan on behalf of the Company, as directed and approved by the Board of Directors of Health Care REIT, Inc. on this 1st day of May, 2003.

                                 HEALTH CARE REIT, INC.

                                 By: /s/ Erin C. Ibele
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                                 Name: Erin C. Ibele
                                 Its:  Vice President and Corporate Secretary

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